UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2021

AzurRx BioPharma, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37853	46-4993860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1615 South Congress Avenue, Suite 103
Delray Beach, Florida 33445
(Address of Principal Executive Offices, and Zip Code)

(646) 699-7855
Registrant’s Telephone Number, Including Area Code

Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AZRX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

The Offering

On March 7, 2021, AzurRx BioPharma, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with single institutional investor, pursuant to which the Company agreed to sell, in a registered direct offering (the “Offering”) priced at the market under Nasdaq rules, (i) 5,800,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,058,548 shares of Common Stock, with an exercise price of $0.01 per share and no expiration term and (iii) warrants (the “Warrants”) to purchase an aggregate of 3,929,274 shares of Common Stock with an exercise price of $1.21 per share and an expiration term of five years from the date of issuance. The price per share and accompanying warrants was $1.2725.

The aggregate gross proceeds from the Offering, excluding the net proceeds, if any, from the exercise of the Warrants will be approximately $10.0 million, and the closing is expected to occur on March 10, 2021 (the “Closing Date”).

The net proceeds to the Company from the Offering, after deducting the placement agent’s fees and expenses and estimated offering expenses, are expected to be approximately $9.1 million. The Company intends to use the net proceeds to initiate its two niclosamide clinical programs in the first half of 2021, a Phase 2 clinical trial for COVID-19 GI infections and a Phase 1b/2a trial for immune checkpoint inhibitor induced colitis, respectively, and for other general corporate purposes.

The offering of the securities described above is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-231954) filed with the Securities and Exchange Commission (the “SEC”) on June 21, 2019, and declared effective on June 25, 2019. The Company will file a prospectus supplement with the SEC in connection with the sale of such securities.

In the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 50 days after the Closing Date. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the date of the Purchase Agreement, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchaser, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The form of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summaries of the terms of this document herein is subject to, and qualified in its entirety by such document which is incorporated herein by reference.

Placement Agent Compensation

H.C. Wainwright & Co., LLC (“Wainwright”) acted as exclusive placement agent for the Offering. The Company has agreed to pay Wainwright a cash fee equal to 8.0% of the aggregate gross proceeds received by the Company in the Offering, or approximately $800,000. The Company also agreed to issue to Wainwright or its designees warrants (the “Wainwright Warrants”) exercisable for up to 550,099 shares of Common Stock, which is equal to 7.0% of the aggregate number of shares of Common Stock placed in the Offering. The Wainwright Warrants will have substantially the same terms as the Warrants, except with an exercise price of $1.5906, or 125% of the effective purchase price per share of Common Stock and accompanying Warrant issued in the Offering. The Company will also reimburse Wainwright $35,000 for non-accountable expenses, up to $50,000 for legal fees and expenses and other out-of-pocket expenses and $15,950 for clearing fees.

Terms of the Pre-Funded Warrants

The Pre-Funded Warrants are exercisable at a price of $0.01 per share and are not subject to expiration. The Company is prohibited from effecting an exercise of any Pre-funded Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The form of the Pre-funded Warrants is filed as Exhibit 4.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Pre-funded Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Terms of the Warrants

The Warrants are exercisable at a price of $1.21 per share for 3,929,274 shares of Common Stock (the “Warrant Shares”). The Warrants expire on March 10, 2026. The holders of the Warrants may exercise the Warrants on a cashless basis, solely to the extent no registration statement is available at the time of exercise. The Company is prohibited from effecting an exercise of any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. The Warrants provide for a Black-Scholes payout upon certain fundamental change transactions relating to the Company, as specified therein.

The form of the Warrant is filed as Exhibit 4.2 to this Current Report on Form 8-K. The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of such document, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On March 8, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibits 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Warrant
4.3	Form of Wainwright Warrant
5.1	Opinion of Lowenstein Sandler LLP
10.1	Form of Purchase Agreement
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1)
99.1	Press Release dated March 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 10, 2021	AzurRx BioPharma, Inc. By: /s/ James Sapirstein Name: James Sapirstein Title: President and Chief Executive Officer